Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated effective as of the 29th day of March, 2019 by and between SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“SSSHTOP”), H. MICHAEL SCHWARTZ, a California resident (“Individual Borrower”), NOBLE PPS, LLC, a Nevada limited liability company (“Noble”), SMARTSTOP ASSET MANAGEMENT, LLC, a Delaware limited liability company (“SAM”), each with an address at 10 Terrace Road, Ladera Ranch, California 92694 (collectively, “Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 225 Franklin Street, Boston, Massachusetts (“Lender”).

W I T N E S S E T H

WHEREAS, Borrower and Lender are parties to that certain Second Amended and Restated Credit Agreement dated as of February 23, 2018, as amended by that certain First Credit Agreement Supplement and Amendment dated as of the Portland Closing Date, as further amended by that certain Joinder Agreement (“Joinder”) of even date herewith (the “Original Agreement”, and as amended by this Amendment, the “Credit Agreement”);

WHEREAS, Borrower has requested certain amendments to the Original Agreement, and Lender has agreed Borrower to execute and deliver this Amendment.

NOW, THEREFORE, in consideration of the premises, Borrower hereby agrees with Lender as follows:

1.Defined Terms; Amendments to Credit Agreement.

(a)Unless otherwise defined herein, terms which are defined in the Original Agreement and used herein are so used as so defined, and the following terms shall have the following meanings.

(b)The following definitions are hereby added to Section 1 of the Original Agreement in their entirety in the proper alphabetical order:

“Equity Interest Pledge Agreement” has the meaning set forth in Section 6.03(a)(ii).

“Equity Interest Pledge Agreement (Extra Space)” has the meaning set forth in Section 6.03(a)(ii).

“Equity Interest Pledge Agreement (SSOP II)” has the meaning set forth in Section 6.03(a)(ii).

“Equity Interest Pledge Agreement (SST II)” has the meaning set forth in Section 6.03(a)(ii).

“Ownership Percentage” means the percentage of Equity Interests held in SSOP II by SAM or any of its Subsidiaries from time to time which, as of the date hereof, is ninety-seven and one-half percent (97.5%) and shall in no event be less than ninety-seven and one-half percent (97.5%) without the prior written consent of the Lender

“Pledged Equity Interests” has the meaning set forth in Section 6.03(a)(ii).

“Pledged Equity Interests (Extra Space)” has the meaning set forth in Section 6.03(a)(ii).

“Pledged Equity Interests (SSOP II)” has the meaning set forth in Section 6.03(a)(ii).

“Pledged Equity Interests (SST II)” has the meaning set forth in Section 6.03(a)(ii).

“Pledgors” means, collectively, SS Growth and Strategic 1031 and any other Person who joins the Equity Interest Pledge Agreement (SSOP II) or Equity Interest Pledge Agreement (SST II) as a pledgor from time to time.

“SAM” means SmartStop Asset Management, LLC, a Delaware limited liability company.

“SAM Credit Agreement” means that certain Credit Agreement dated as of May 9, 2018 by and among SmartStop TI, LLC, SAM, Individual Borrower, Noble, the Lenders party thereto from time to time, KeyBank, National Association, as administrative agent and KeyBank Capital Markets, LLC, as sole book runner and sole lead arranger, as amended from time to time.

“SAM Loan Documents” means, collectively, the SAM Credit Agreement and the other “Loan Documents” (as such term is defined in the SAM Credit Agreement).

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of the Second Amendment Date by and between Borrower and Lender.

“Second Amendment Date” means March 29, 2019.

“SS Growth” means SS Growth Advisor, LLC, a Delaware limited liability company.

“SSOP II” means Strategic Storage Operating Partnership II, L.P., a Delaware limited partnership.

“SSOP II Equity Interests” means the Ownership Percentage of limited partnership interests in SSOP II held by SS Growth which constitute Collateral and which are more particularly described on Schedule 1.01(S) attached to the Second Amendment.

“SST II” means Strategic Storage Trust II, Inc., a Maryland corporation.

“SST II Equity Interests” means any and all shares of common stock of SST II held by Strategic 1031 which constitute Collateral and which are more particularly described in Schedule 1.01(S) attached to the Second Amendment.

“Strategic 1031” means Strategic 1031, LLC, a Delaware limited liability company.

(c)The following definitions set forth in the Original Agreement are hereby amended and restated in its entirety to read as follows:

“Change in Control” means, individually or in the aggregate, (i) a change in ability of any manager or managing member of any Credit Party or Entity which is directly or indirectly controlled by or under common control with SSSHTOP as of the Effective Date or SSOP II as of the Second Amendment Date to direct or otherwise significantly affect the major decisions of any Credit Party (other than Individual Borrower) or Entity; (ii) Individual Borrower ceases to, directly or indirectly, Control or otherwise significantly affect the major decisions of any Credit Party or Entity; (iii) SSSHT ceases to be the sole general partner of SSSHTOP or SST II ceases to be the sole general partner of SSOP II; (iv) SSSHTOP ceases to hold 100% of the issued and outstanding Equity Interests in Student Holdco or Senior Holdco; (v) Senior Holdco ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Property Owner with respect to a senior housing project; (vi) Student Holdco ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Property Owner with respect to a student housing project; (vii) TRS ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Property OpCo; (viii) Student Holdco, Senior Holdco or TRS ceases to hold, directly or indirectly, 100% of the issued and outstanding Equity Interests in each Intermediate Entity; or (ix) SAM ceases to own 100% of the issued and outstanding Equity Interests in Strategic 1031 or at least 97.5% of the issued and outstanding Equity Interests in SS Growth.

“Credit Party” means each Borrower, Guarantor, Pledgor, Encore, Student Holdco, Senior Holdco and TRS.

“Fixed Charge Coverage Ratio” shall mean the ratio of (a) SSSHT’s EBITDA for the immediately preceding fiscal quarter; to (b) all of the principal due and payable (excluding principal paid or due with respect to the Loans or due at maturity of any Indebtedness) and principal paid on SSSHT’s Indebtedness (including scheduled payments on Capital Lease Obligations and SSSHT’s Equity Percentage of the Property Level Debt but excluding any scheduled payments with respect to the Loans), plus all distributions paid with respect to any preferred Equity Interests, plus all of the SSSHT’s Interest Expense, in each case, for the immediately preceding fiscal quarter, all of the foregoing calculated without duplication; provided, however, that solely with respect to the fiscal quarter ending December 31, 2019, for purposes of calculating the Fixed Charge Coverage Ratio, SSSHT’s Interest Expense with respect to the Loans shall be calculated using the outstanding principal balance of the Loans and the then current rate of interest as of December 31, 2019.

“MBK Maturity Date” means April 30, 2020.

“SSSHT Compliance Certificate” has the meaning set forth in Section 5.01(c) hereof, a form of which is attached to the Second Amendment as Exhibit A-3.

(d)The definitions of “MBK Extended Maturity Date”, “MBK Extension Fee”, “MBK Extension Request” and “MBK Initial Maturity Date” are hereby deleted in its entirety from the Original Agreement.

(e)The definition of “Permitted Restricted Payments” set forth in the Original Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Restricted Payments” means (a) distributions from Entities to Student Holdco or Senior Holdco and from Student Holdco or Senior Holdco to SSSHTOP so long as (1) such distribution does not violate the Property Loan Documents; and (2) such distributions, to the extent received by a Credit Party, may not be used for any purpose other than repayment of the Loans to the extent required by this Agreement; (b) any Restricted Payments from an Entity which is not a Credit Party to any Credit Party or other Entity; (c) distributions required by Section 5.14;

(d) distributions constituting Transaction Costs permitted by Section 2.08(e); (e) Required REIT Distributions, (f) payments or prepayments of the obligations evidenced by the Strategic 1031 Properties III Notes to the extent permitted hereby, (g) other distributions by a Credit Party to its members or other equity holders not permitted by clauses (a) through (f) above (other than distributions to Investors, which are addressed in clause (h) below and distributions on preferred Equity Interests in SSSHTOP and/or SSSHT, which are addressed in clause (i) below) so long as no Default or Event of Default has occurred and is continuing, (h) distributions to Investors (other than Required REIT Distributions, which are addressed in clause (d) above and distributions on preferred Equity Interests in SSSHTOP and/or SSSHT, which are addressed in clause (i) below) so long as (1) no Event of Default has occurred and is continuing or (2) if an Event of Default has occurred and is continuing, not more than one hundred twenty (120) days has passed since the occurrence of such Event of Default (the “Permitted Distribution Period”); provided, however, that if more than one Event of Default exists at any time, the Permitted Distribution Period shall commence on the date the earliest of such Events of Default occurred; (i) distributions on the preferred Equity Interests in SSSHTOP and/or SSSHT so long as, both before and after giving effect to any such distribution (1) the Leverage Ratio, on a pro forma basis, does not exceed 0.65:1.00 and (2) the Fixed Charge Coverage Ratio, on a pro forma basis, is not less than 1.25:1.00 and (j) distributions by SAM permitted pursuant to the SAM Credit Agreement.

(f)Section 2.07(a)(i) of the Original Agreement is hereby amended by deleting clauses (B) and (C) in their entirety therefrom.

(g)Section 2.09(c) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(c)[reserved].

(h)Section 5.02(b) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(b)SSSHT.  SSSHT shall at all times have and maintain, on a consolidated basis in accordance with GAAP or other accounting principles consistently applied and reasonably acceptable to Lender, tested as of the close of each fiscal quarter (i) commencing on September 30, 2019, Net Worth (SSSHT) of at least the sum of (A) eighty-five percent (85%) of the Portland Closing Date Net Worth plus (B) eighty-five percent (85%) of Equity Issuance Net Proceeds received following the Portland Closing Date; (ii) commencing on December 31, 2019 and at all times thereafter, a Leverage Ratio of not greater than sixty-five percent (65%), and (iii) commencing on December 31, 2019 and at all times thereafter, a Fixed Charge Coverage Ratio of not less than  1.25 to 1.00.

(i)Section 6.03(a)(ii) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

(ii)Equity Interest Pledge Agreement.  Subject to the limitations set forth therein, (A) a first priority Second Amended and Restated Pledge and Security Agreement (Extra Space Storage LP) by and between Noble and Lender dated as of January 17, 2018, as amended by a First Amendment to Second Amended and Restated Pledge and Security Agreement dated as of the Effective Date (as amended from time to time, the “Equity Interest Pledge Agreement (Extra Space)”) with respect to the Extra Space Equity Interests held directly or indirectly by Noble to the extent constituting “Collateral” (as such term is defined in the Equity Interest Pledge Agreement

(Extra Space)) (the “Pledged Equity Interests (Extra Space)”); (B) a first priority Pledge and Security Agreement (Strategic Storage Operating Partnership II, L.P.) by and between SS Growth and Lender dated as of the Second Amendment Date (as amended from time to time, the “Equity Interest Pledge Agreement (SSOP II)” with respect to the SSOP II Equity Interests held by SS Growth to the extent constituting “Collateral” (as such term is defined in the Equity Interest Pledge Agreement (SSOP II)) (the “Pledged Equity Interests (SSOP II)”and (C) a first priority Pledge and Security Agreement (Strategic Storage Trust II, Inc.) by and between Strategic 1031 and Lender dated as of the Second Amendment Date (as amended from time to time, the “Equity Interest Pledge Agreement (SST II)”, and collectively with the Equity Interest Pledge Agreement (Extra Space) and the Equity Interest Pledge Agreement (SSOP II), the “Equity Interest Pledge Agreement”) with respect to the SST II Equity Interests held by Strategic 1031 to the extent constituting “Collateral” (as such term is defined in the Equity Interest Pledge Agreement (SST II)) (the “Pledged Equity Interests (SST II)”, and collectively with the Pledged Equity Interests (Extra Space) and the Pledged Equity Interests (SSOP II), the “Pledged Equity Interests”).

(j)Section 5.01 of the Original Agreement is hereby amended as follows:

(i)By replacing the “.” at the end of clause (i) thereof with “; and”; and

(ii)By adding the following clause (j) in its entirety to the end thereof:

(j)the financial statements of SAM as and when required pursuant to the terms of the SAM Credit Agreement.

(k)Section 7.01 of the Original Agreement is hereby amended as follows by replacing the reference to “the SAM III Loan Documents” at the end of clauses (a) and (b)(iv) thereof with “the SAM Loan Documents”.

(l)Section 7.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.02Fundamental Changes. Without Lender’s prior written consent (which consent may be given or not given in Lender’s sole discretion), Borrower will not itself and will not permit any Credit Party or Entity to:

(a)merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Person may merge into, or consolidate with, SAM, SSSHTOP, Noble or Encore in a transaction in which SAM, SSSHTOP, Noble or Encore, respectively, is the surviving entity, (B) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary of a Credit Party in a transaction in which the surviving entity is a Subsidiary of a Credit Party, (C) any Subsidiary of a Credit Party which is not itself a Credit Party may sell, transfer, lease or otherwise dispose of its assets to any Borrower or to another Subsidiary of the Credit Parties, (D) any Subsidiary of a Credit Party which is not itself a Credit Party may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to Lender, (E) any Subsidiary of a Credit Party which is itself a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary of a Credit Party which is also a Credit Party, (F) any Subsidiary of a Credit Party which is itself a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower (other than Individual Borrower) or to any other Subsidiary of a Credit Party which is also a Credit Party; provided, however, that this clause (a) shall not apply to any Entity; or

(b)except for Capital Events (so long as any such Capital Event constituting a sale or other disposition of Collateral is made in exchange for cash consideration), sell, convey, transfer, lease or otherwise dispose of any Collateral, all or substantially all of its assets or all or substantially all of the stock of a Credit Party or Entity in one transaction or a series of transactions, in each case whether now owned or hereafter acquired; notwithstanding anything set forth herein to the contrary, this clause (b) shall apply only to SAM and Individual Borrower to the extent such assets or stock constitute Collateral.

(m)Section 7.07 of the Credit Agreement is hereby amended by adding the following to the end thereof in its entirety:

; and (v) the foregoing shall not apply to restrictions and conditions set forth in the SAM Credit Agreement.

(n)Section 7.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)  Indebtedness under this Agreement, the Guaranty, the SAM Loan Documents and, with respect to SAM, Indebtedness permitted pursuant to the SAM Credit Agreement;

(o)Schedule 3.16 of the Credit Agreement is hereby amended by adding the information set forth on Exhibit B attached hereto.

2.Conditions Precedent.  The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent, as determined by Lender in its reasonable discretion:

(a)Lender (or its counsel) shall have received from each Credit Party a counterpart of this Amendment and all other Loan Documents to which it is party signed on behalf of such party in connection with this Amendment.

(b)Lender shall have received a favorable written opinion (addressed to Lender and dated the Second Amendment Date) of counsel for SAM, as Lender may approve, covering such matters relating to SAM or the Loan Documents as Lender shall reasonably request.  Borrower hereby requests such counsel to deliver such opinion.

(c)Lender shall have received such documents and certificates as Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the transactions with respect to the Joinder and this Amendment and any other legal matters relating to the Credit Parties, this Amendment or the transactions with respect hereto, all in form and substance satisfactory to Lender and its counsel.

(d)Lender shall have received a Borrower Compliance Certificate and Individual Borrower Compliance Certificate, each dated as of the Second Amendment Date and signed by a Financial Officer of Borrower or Individual Borrower, respectively, in form and substance satisfactory to Lender.

(e)Lender shall have received all fees and other amounts due and payable on or prior to the Second Amendment Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(f)The Equity Interest Pledge Agreement (SSOP II) shall, upon filing of the related UCC Financing Statement, create or have created and continue to create a valid and perfected first-priority security interest in the Pledged Equity Interests (SSOP II), to the extent that a security interest in such Collateral can be perfected by the filing of a UCC Financing Statement.  The Equity Interest Pledge Agreement (SST II) shall, upon filing of the related UCC Financing Statement, create or have created and continue to create a valid and perfected first-priority security interest in the Pledged Equity Interests (SST II), to the extent that a security interest in such Collateral can be perfected by the filing of a UCC Financing Statement.  The Collateral shall not be subject to any Liens other than Permitted Liens.

(g)At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(h)No Material Adverse Effect shall have occurred since December 31, 2017.

(i)The representations and warranties of the Credit Parties and Entities as set forth in the Credit Agreement and each Loan Document shall be true and correct in all material respects as of the Second Amendment Date.

3.Representations and Warranties.

(a)The representations and warranties set forth in the Original Agreement are true and correct as of the Second Amendment Date, except to the extent such representation or warranty relates to an earlier date, in which case, such representation or warranty is true and correct as of such earlier date.

(b)This Amendment (i) has been duly authorized, executed and delivered by Borrower and (ii) constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)Borrower is a duly organized and validly existing entity in good standing under the laws of the state of its organization or formation, has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that such qualification is required by law.

4.Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.Paragraph Headings.  The paragraph headings used in this Amendment are for convenience of reference only and are not to affect the construction, or be taken into consideration in interpreting, this Amendment.

6.Governing Law; Venue.  The construction, interpretation, validity, enforceability and effect of all provisions of this Amendment including, but not limited to, the payment of the Obligations and the legality of the interest rate and other charges shall be construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflicts of laws).  Borrower agrees to submit to non-exclusive personal jurisdiction in the Commonwealth of Massachusetts in any action or proceeding arising out of this Amendment and, in furtherance of such agreement, Borrower hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the Commonwealth of Massachusetts, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower by registered or certified mail to or by personal service at the last known address of Borrower, whether such address be within or without the jurisdiction of any such court.

7.WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS (AS DEFINED EITHER IN THE CREDIT AGREEMENT OR THE SAM CREDIT AGREEMENT) CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AMENDMENT AND ENTER THE CREDIT AGREEMENT AND THE SAM CREDIT AGREEMENT AND TO ACCEPT THE GUARANTY.

8.Multiple Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.  Each of the counterparts shall constitute but one in the same instrument and shall be binding upon each of the parties individually as fully and completely as if all had signed but one instrument.

9.References in Loan Documents.  All references in any of the Loan Documents to the “Credit Agreement”, or to the “Loan Documents” shall, from and after the Second Amendment Date be deemed to mean and refer to the Original Agreement as amended and affected by this

Amendment.  This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

10.Ratification by Credit Parties.  Borrower hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against Borrower and against the Collateral described therein in accordance with their respective terms.  Borrower hereby further acknowledges and agrees that, as of the Second Amendment Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof

11.No Waiver.  This Amendment is only a modification of the Original Agreement and is not intended to, and shall not be construed to, effect a novation of the Original Agreement, or to constitute a modification of, or a course of dealing at variance with, the Original Agreement (each as amended by this Amendment), such as to require further notice by Lender to require strict compliance with the terms of the Original Agreement in the future.

12.Release; Set-off.  Borrower hereby unconditionally releases and forever discharges Lender and its officers, directors, shareholders, employees, and attorneys from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Second Amendment Date in connection with the Credit Agreement, the Loan Documents, and any other documents relating thereto

13.Miscellaneous.

(a)All costs and expenses of Lender, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Lender relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby shall be the responsibility of Borrower.

(b)This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(c)Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf’, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

SSSHT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership by:  Strategic Student & Senior Housing Trust, Inc.

         a Maryland corporation

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

NOBLE PPS, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Manager

SMARTSTOP ASSET MANAGEMENT, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Manager

LENDER:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Christopher T. Neil

Christopher T. Neil, Vice President